UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 22, 2006 (November 16, 2006)
SPHERIS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-132641	62-1805254

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Cool Springs Boulevard, Suite 200, Franklin, Tennessee	37067

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 261-1500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Outside Director Compensation Summary
Ex-10.2 November 22, 2006 Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On November 16, 2006, the Board of Directors of Spheris appointed Jack Kane to its Board of Directors as a new outside independent director. The addition of Mr. Kane brings the number of Spheris directors to nine.
     Mr. Kane is not a party to any arrangement or understanding with any person pursuant to which Mr. Kane was elected as a director, nor is Mr. Kane a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Kane will receive the applicable retainers and fees for his service as an outside director of Spheris, as well as a grant of 30,000 shares of restricted stock of Spheris Holding III, Inc. upon his election, pursuant to the Outside Director Compensation Summary which is filed herewith as Exhibit 10.1.
     A copy of the press release announcing Mr. Kane’s appointment to the Board of Directors is included herewith as Exhibit 10.2.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:
     The following exhibits are filed or furnished herewith as noted above:

Exhibit Number	Description
10.1	Outside Director Compensation Summary

10.2	Press Release Dated November 22, 2006

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIS INC.
Date: November 22, 2006	By:	/s/ Gregory T. Stevens
Gregory T. Stevens
Chief Compliance Officer and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Outside Director Compensation Summary

10.2	Press Release Dated November 22, 2006

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